SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2006

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On August 7, 2006, Sunrise Telecom Incorporated (the "Company") issued a press release regarding its preliminary unaudited financial results for the quarter ended June 30, 2006. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales expectations and estimates for the third quarter of 2006, growth opportunities for product sales during the third quarter of and full year 2006, in the press release.

On August 8, 2006 the Company corrected certain financial information in its press release issued August  7, 2006. A copy of the August 8, 2006 press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1 and 99.2, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: August 10, 2006	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

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EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on August 7, 2006 announcing preliminary unaudited financial results for the three months ended June 30, 2006.
99.2
Press Release issued by Sunrise Telecom, Inc. on August 8, 2006, correcting certain information provided in the press release dated August 7, 2006 reporting preliminary unaudited financial results for the three months ended June 30, 2006.

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Exhibit 99.1

Sunrise Telecom(R) Reports $22.3 Million Sales for Second Quarter of 2006

* GAAP loss from operations of $0.7 million

* Backlog at quarter end of $20.4 million

* Third quarter sales projected between $22 and $26 million

SAN JOSE, Calif., Aug. 7 /PRNewswire-FirstCall/ -- Sunrise Telecom®Incorporated (Pink Sheets: SRTI.PK - News), a leader in testing and monitoring solutions for voice, video, data services and next-generation digital multimedia, today reported sales for the second quarter of 2006 of $22.3 million, compared with $18.3 million in the second quarter of 2005 and $16.4 million in the first quarter of 2006. GAAP net loss per share was $(0.00), compared with $(0.06) per share in the second quarter of 2005 and $(0.10) per share for the first quarter of 2006. Backlog at quarter-end was $20.4 million, compared with $5.5 million at the end of the second quarter of 2005 and $17.3 million at the end of the first quarter of 2006.

Said Sunrise Telecom President and CEO, Paul Marshall, "In the second quarter our revenues grew 22% from the prior year, resulting in us exceeding our guidance of $17 to $21 million provided on May 17, 2006. These results reflect traction that Sunrise Telecom is gaining with some of the major carriers worldwide. Over the past year we worked closely with our key customers to tailor our solutions to specific testing requirements they face in deployment of next-generation services. Our investment and efforts are starting to pay off, with carriers collaborating with Sunrise Telecom to roll out triple play residential services and other strategic initiatives. The replacement-based demand remained stable, whereas orders for our solutions supporting the new carrier initiatives drove the strong annual and sequential growth, which we expect to continue into the second half of 2006."

Wireline

Wireline revenues were $7.2 million in the second quarter of 2006, up 37% year-over-year and 16% sequentially. During the quarter Sunrise Telecom introduced the Home Test Toolkit (HTT) designed to facilitate the deployment of triple play services. The HTT provides customers with an unprecedented range of test functions needed for in-home testing, such as VDSL, RF video, Ethernet, HPNA, 802.11x, POTS, and in-home wiring. The product was initially developed for the FTTx deployment strategy of one of the North American RBOCs. At the end of the second quarter, Sunrise Telecom had over $5 million in backlog orders for HTT from this carrier. Revenue shipments have now begun on this product which should continue to be a big seller as the triple play service rollout goes forward.

Also driven by FTTx deployments in North America, were the follow-on orders for ADSL2+ modules on the MTT platform from another RBOC, which standardized on that platform in 2005.

During the year, Sunrise Telecom received orders for and shipped millions of dollars of its CLT product to one of the largest network equipment providers in the US. The CLT is incorporated into this equipment manufacturer's DSLAMs and sold as part of a remote network testing solution to carriers worldwide.

Broadband Cable

Broadband sales were $7.2 million, representing 5% annual and 25% sequential growth rates. The orders for handheld equipment were strong across the entire spectrum of the CM-series. During the quarter Sunrise Telecom continued shipping the CM500 and CM1000 models to the top US cable operators, and secured contract wins in three new geographic markets. Sales of the CM1000 were especially strong, growing 60% sequentially, as operators prepared for the expected acceleration of VoIP roll-out in the second half of 2006.

Sales of the CM750 continued to benefit from the video-over-fiber service installation by a leading North American RBOC that uses Sunrise Telecom's video testing equipment exclusively for their triple play service initiative.

During the quarter Sunrise Telecom introduced a new spectrum analyzer, AT1800RQS. It supports a DOCSIS® 2.0 cable modem and is the only product in its class which comes with BPI (Baseline Privacy Interface) manufacturer digital certificates verifying that it is secure to enter a DOCSIS® system. This new solution has generated significant interest in the US and abroad. Sunrise Telecom expects to benefit from the replacement cycle as operators migrate to the new DOCSIS® 2.0 standard.

Fiber Optics

Fiber optics revenues were $6.5 million as compared to $4.8 million in the second quarter of 2005 and $3.8 million in the first quarter of 2006, representing 71% annual and 35% sequential growth. The optical testing platform, STT, remained the strongest performer in the group contributing close to 50% of total sales. Specifically, a major carrier in Germany which standardized on STT in 2005, continued ordering the hybrid module ONE, capable of supporting Ethernet payloads inside SONET/SDH transport lines. Orders from this carrier outpaced quarterly shipments contributing to a healthy STT backlog at the end of the second quarter. Sunrise Telecom also shipped additional STT units to one of the North American RBOCs that is standardized on the platform and uses it for testing OC-192 over DWDM deployment as part of their metro expansion.

STT is a dynamic product family and a focus area for the Company's R&D efforts. Existing modules as well as features currently in development are expected to remain a significant growth driver for the optical group.

Sales of the optical testing handhelds on the MTT platform started to gain traction in the second quarter growing in excess of 40% sequentially. One of the most popular MTT modules during the quarter was the Micro OTDR, which allows service providers to verify the access portion of fiber networks during the construction phase, or troubleshoot during the maintenance phase.

Protocol

The protocol group generated revenues of $1.3 million in the second quarter 2006 as compared to $1.4 million in the second quarter of 2005 and $0.6 million in the first quarter of 2006. About $3 million of TAMS (Traffic Analysis and Monitoring System) orders received from O2 Germany remain in backlog and deferred revenue. The Company expects to recognize all of this revenue late in the third or in the fourth quarter as system acceptance is completed.

Sunrise Telecom is currently in discussions with several major wireless carriers which are interested in incorporating into their networks a combination of the 3GMaster wireless protocol analyzers and TAMS to satisfy the broad range of network monitoring and analysis needs.

Outlook

Said Sunrise Telecom CFO, Rick Kent, "The demand for our flagship solutions continues to grow. In addition we see a significant interest in our newest products including HTT for in-home testing of the latest triple play (voice, data, & video) services, and AT1800RQS spectrum analyzer that supports the latest DOCSIS 2.0 standard. Based on the current backlog as well as discussions with our major customers we expect to generate sales of $22.0 to $26.0 million in the third quarter."

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005

GAAP Financial Results:

Net sales	$22,282	$16,389	$18,330	$38,671	$30,048
Income (loss) from operations	$(709)	$(5,267)	$(3,136)	$(5,976)	$(8,032)
Net income (loss)	$(260)	$(5,041)	$(3,239)	$(5,300)	$(8,029)
Diluted EPS	$(0.00)	$(0.10)	$(0.06)	$(0.10)	$(0.16)
Shares outstanding (diluted)	51,349	51,349	50,965	51,349	50,862
Gross profit percentage	68%	64%	63%	66%	64%

Backlog at end of quarter	$20,432	$17,340	$5,450

Second Quarter Financial Highlights

In the second quarter of 2006, Sunrise Telecom reported gross margin of 68%, up from 63% in the second quarter a year ago and 64% in the first quarter of 2006. Gross margin was beneficially impacted by an increase in sales volume as well as the substantial contribution of the high-margin STT product to the total quarterly sales.

GAAP loss from operations was ($0.7) million in the second quarter of 2006, compared with GAAP loss from operations of ($3.1) million in the second quarter of 2005 and ($5.3) million in the first quarter of 2006. Second quarter operating expenses were $16.0 million, which increased in absolute terms but declined as a percentage of revenues as compared to $14.7 million in the second quarter of 2005.

The main factors behind the increase in the dollar amount spent on operating expenses were higher sales commissions reflecting higher revenue, legal and accounting costs, and continued investments in R&D. Costs related to the Company's investigation of transactions and business practices in its foreign operations were $1.9 million.

The Company also recognized as expense $0.5 million in stock based compensation during the second quarter of 2006 related to options provided to employees, and resulting from the implementation of Financial Accounting Standard 123R, Share-Based Payment.

Status of Investigation

The Company previously announced an investigation of transactions and business practices in its foreign operations. In June 2006 the Audit Committee of the Company's Board of Directors received and approved a report summarizing findings of the independent investigative team including a legal firm and forensic auditor. At this point, the Company cannot provide any timeline on completing the final steps of the investigation or comment on the potential outcome of the review by the Company's independent auditor.

After review by its auditor, Sunrise Telecom plans to share the conclusions of the investigation with the SEC. Additional remedial steps include becoming current with the Company's SEC filing requirements.

Review of Stock Option Granting Practices

The Company also announced today that it has commenced an internal review of its practices for granting stock options. This voluntary review, which follows the growing concerns in the investment community generally over option grant practices at public companies, focuses on option grants from early 2001. To date, no conclusions have been reached about whether any adjustments are necessary, but the review could result in a determination that additional stock compensation charges should be recognized in prior periods, beginning in the first quarter of 2001. The Company will not be able to provide any further details related to the review or comment on potential outcomes until the review is completed.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. The Company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling links. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales expectations for the third quarter of 2006, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; increased management attention and increased costs associated with securities regulation compliance; the unknown effects of management changes; the loss of key personnel; the impact of an ongoing special investigation; and the results of the Company's review of its stock option grant practices. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Forms 10-Q for the quarters ended March 31 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$19,718	$18,324
Short-term investments	556	6,632
Accounts receivable, net of allowance of $518 and $428 respectively	16,139	17,724
Inventories	18,926	13,629
Prepaid expenses and other assets	1,303	1,185
Deferred tax assets	262	409
Total current assets	56,904	57,903

Property and equipment, net	27,730	26,681
Restricted cash	300	17
Marketable securities	1,163	818
Goodwill	12,574	12,493
Intangible assets, net	1,407	1,564
Deferred tax assets	187	40
Other assets	1,191	888
Total assets	$101,456	$100,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$189	$243
Accounts payable	3,741	2,446
Other accrued expenses	13,588	11,796
Income taxes payable	1,494	1,438
Deferred revenue	3,081	842
Total current liabilities	22,093	16,765

Notes payable, less current portion	570	602
Deferred revenue	17	9
Other liabilities	—	—

Stockholders’ equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 53,100,937 and 53,100,937shares issued as of March 31, 2006 and December 31, 2005 , respectively; 51,349,058 and 51,349,058 shares outstanding as of March 31, 2006 and December 31, 2005, respectively	51	51
Additional paid-in capital	70,682	70,973
Retained earnings	5,540	10,840
Accumulated other comprehensive income	1,503	1,164
Total stockholders’ equity	78,776	83,028
Total liabilities and stockholders’ equity	$102,440	$100,404

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net sales	$22,282	$18,330	$38,671	$30,048
Cost of sales	7,033	6,778	13,056	10,817
Gross profit	15,249	11,552	25,665	19,231

Operating expenses:
Research and development	5,005	4,396	10,269	8,966
Selling and marketing	6,490	6,159	12,572	11,010
General and administrative	4,463	4,133	8,800	7,287
Total operating expenses	15,958	14,688	31,641	27,263

Income (loss) from operations	(709)	(3,136)	(5,976)	(8,032)
Other income, net	522	36	873	248

Income (loss) before income taxes	(187)	(3,100)	(5,103)	(7,784)
Income tax expense	73	139	197	245

Net income (loss)	$(260)	$(3,239)	$(5,300)	$(8,029)

Earnings (loss) per share:
Basic and diluted	$(0.00)	$(0.06)	$(0.10)	$(0.16)

Shares used in per share computation:
Basic and diluted	51,349	50,965	51,349	50,862

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Cash received from customers	$40,162	$31,725
Cash paid to suppliers and employees	(42,080)	(33,910)
Income taxes refunded (paid)	(114)	(444)
Interest and other receipts, net	937	318
Net cash provided by (used in) operating activities	(1,095)	(2,311)

Cash flows from investing activities:
Sales of short-term investments, net	6,079	9,497
Purchases of short-term investments, net	—	(6,200)
Sales of marketable securities	—	—
Capital expenditures	(3,096)	(1,763)
Net cash provided by (used in) investing activities	2,983	(1,534)

Cash flows from financing activities:
Decrease (increase) in restricted cash	(282)	(294)
Proceeds from notes payable	—	6
Payments on notes payable	(131)	(61)
Dividends paid	—	(2,539)
Net proceeds from issuance of common stock	—	338
Proceeds from exercise of stock options	—	232
Net cash used in financing activities	(413)	(1,730)

Effect of exchange rate changes on cash and cash equivalents	(81)	(348)
Net increase (decrease) in cash and cash equivalents	1,394	(2,855)

Cash and cash equivalents at the beginning of the period	18,324	17,758
Cash and cash equivalents at the end of the period	$19,718	$14,903

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS
(In thousands, unaudited)

	Three Months Ended
	June 30,		March 31,		June 30,
	2006		2006		2005
By Product:
Wireline access	$7,183	32%	$6,180	41%	$5,239	29%
Cable broadband	7,234	33%	5,790	34%	6,903	38%
Fiber optics	6,532	29%	3,820	20%	4,834	26%
Protocol	1,333	6%	599	5%	1,354	7%
	$22,282		$16,389		$18,330

	Three Months Ended
	June 30,		March 31,		June 30,
	2006		2006		2005
By Region:
North America (United States and Canada)	$11,037	50%	$8,442	45%	$11,378	62%
Asia Pacific	5,013	23%	3,981	26%	2,918	16%
Europe/Africa/Middle East	5,465	24%	3,136	24%	3,574	19%
Latin America	767	3%	830	5%	460	3%
	$22,282		$16,389		$18,330

SUMMARY OF CERTAIN NONCASH EXPENSES
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Share based compensation:
Included in cost of sales	$19	$—	$34	$—
Included in research and development	302	—	405	—
Included in selling and marketing	108	—	201	—
Included in general and administrative	34	—	68	—
	$463	$—	$708	$—

Amortization of acquisition-related intangible assets included in general and administrative	$207	$441	$352	$1,027

# # #

Exhibit 99.2

/C O R R E C T I O N -- Sunrise Telecom Incorporated/

In the press release issued yesterday, Aug. 7, 2006 entitled, "Sunrise Telecom® (Pink Sheets: SRTI.PK - News) Reports $22.3 Million Sales for Second Quarter of 2006," we have been advised by the company of the following changes in the CONDENSED CONSOLIDATED BALANCE SHEETS:

-- Deferred Tax Assets as of June 30, 2006 should read "409" instead of "262."
-- Total Current Assets as of June 30, 2006 should read "57,051" instead of "56,904."
-- Non-Current Deferred Tax Assets as of June 30, 2006 should read "40" instead of "187."
-- Additional Paid-in-Capital as of June 30, 2006 should read "71,682" instead of "70,682."

Also, in the CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS, the Cost of Sales for the six months ended June 30, 2006 should read "13,006," instead of "13,056."

The complete corrected tables follow:

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$19,718	$18,324
Short-term investments	556	6,632
Accounts receivable, net of allowance of $518 and $428 respectively	16,139	17,724
Inventories	18,926	13,629
Prepaid expenses and other assets	1,303	1,185
Deferred tax assets	409	409
Total current assets	57,051	57,903

Property and equipment, net	27,730	26,681
Restricted cash	300	17
Marketable securities	1,163	818
Goodwill	12,574	12,493
Intangible assets, net	1,407	1,564
Deferred tax assets	40	40
Other assets	1,191	888
Total assets	$101,456	$100,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$189	$243
Accounts payable	3,741	2,446
Other accrued expenses	13,588	11,796
Income taxes payable	1,494	1,438
Deferred revenue	3,081	842
Total current liabilities	22,093	16,765

Notes payable, less current portion	570	602
Deferred revenue	17	9
Other liabilities	—	—

Stockholders’ equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 53,100,937 and 53,100,937shares issued as of March 31, 2006 and December 31, 2005 , respectively; 51,349,058 and 51,349,058 shares outstanding as of March 31, 2006 and December 31, 2005, respectively	51	51
Additional paid-in capital	71,682	70,973
Retained earnings	5,540	10,840
Accumulated other comprehensive income	1,503	1,164
Total stockholders’ equity	78,776	83,028
Total liabilities and stockholders’ equity	$101,456	$100,404

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net sales	$22,282	$18,330	$38,671	$30,048
Cost of sales	7,033	6,778	13,006	10,817
Gross profit	15,249	11,552	25,665	19,231

Operating expenses:
Research and development	5,005	4,396	10,269	8,966
Selling and marketing	6,490	6,159	12,572	11,010
General and administrative	4,463	4,133	8,800	7,287
Total operating expenses	15,958	14,688	31,641	27,263

Income (loss) from operations	(709)	(3,136)	(5,976)	(8,032)
Other income, net	522	36	873	248

Income (loss) before income taxes	(187)	(3,100)	(5,103)	(7,784)
Income tax expense	73	139	197	245

Net income (loss)	$(260)	$(3,239)	$(5,300)	$(8,029)

Earnings (loss) per share:
Basic and diluted	$(0.00)	$(0.06)	$(0.10)	$(0.16)

Shares used in per share computation:
Basic and diluted	51,349	50,965	51,349	50,862